Good Counsel
November 28, 2022
Mr. Paul Konikowski
Chief Operating Officer
Spark Energy, LLC
12140 Wickchester Lane, Suite 100
Houston, Texas 77079

Re:    Amendment No. 2 to Good Counsel Consulting Agreement
Dear Mr. Konikowski:
This Amendment is in reference to the Legal Engagement between Good Counsel Legal Services, LLC and Spark Energy, LLC dated August 27, 2020 ("Agreement") and serves, for good and valuable consideration, to amend the following in the Agreement:
1.Effective on December 1, 2022, the monthly compensation is changed from Fifty Thousand Dollars ($50,000) per month to Sixty Thousand Dollars ($60,000) per month.
2.Except as specifically amended by this Amendment, all other provisions of the Agreement remain in full force and effect.
By the signatures below, the parties accept this Amendment.
SPARK ENERGY LLC
/s/ Paul Konikwoski
By: Paul Konikowski
Title: Chief Operating Officer
GOOD COUNSEL GROUP LLC
/s/ Barbara Clay
By: Barbara Clay, Esq.
Title: Managing Member